Exhibit 10.12

FIRST AMENDMENT TO TRUST AGREEMENT NO. 1

This First Amendment to Trust Agreement No. 1 is made on this 10th day of September, 2002, by and between Cleveland-Cliffs Inc, an Ohio corporation (“Cleveland-Cliffs”), and KeyBank National Association, a national banking association, (formerly KeyTrust Company of Ohio, N.A.) ,as trustee (the “Trustee”).

WITNESSETH;

WHEREAS, on June 12, 1997, Cleveland-Cliffs and the Trustee entered into a Trust Agreement No. 1, amended and restated effective June 1, 1997 (“Trust No.1”);

WHEREAS, Trust No. 1 was amended by the Amendments to Exhibits to Trust No. 1, effective January 1, 2000;

WHEREAS, Cleveland-Cliffs and the Trustee desire to further amend Trust No. 1; and

WHEREAS, Section 12 of Trust No. 1 provides that such Trust No. 1 may be amended by Cleveland-Cliffs and the Trustee.

NOW, THEREFORE, effective September 10, 2002, Cleveland-Cliffs and the Trustee hereby amend Trust No. 1 to provide as follows:

The last sentence of Section 4 of Trust No. 1 is hereby amended to read as follows:

“Thereafter, upon the request of the Company, the Trustee shall pay to Cleveland-Cliffs the excess, if any, of the balance in the Master Account over 140% of the aggregate of all of the Fully Funded amount.”

IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have caused counterparts of this First Amendment to Trust Agreement No. 1 to be executed on their behalf on September 10, 2002, each of which shall be an original First Amendment to Trust Agreement No. 1.

CLEVELAND–CLIFFS INC

By:	/s/ Randy L. Kummer
Its: SVP, Human Resources

KEYBANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kelley Clark
Its: VP

and

By:	/s/ Thor Haraldsson
Its: AVP

: